LEASE

This Triple Net Lease is made this 30th day of December, 2011 by and between SENK Properties, LLC, (hereinafter called “Lessor”) and OurPet’s Company, a Colorado Corporation (hereinafter called “Lessee”).

WITNESSETH:

1.	DESCRIPTION AND LEASE OF PREMISES

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises situated in the City of Mentor, County of Lake, and State of Ohio known as 8790-8808 Twinbrook Road, Mentor, Ohio 44060, and more fully described in the legal description attached hereto as Exhibit A and made a part hereof, together with such appurtenances thereto as shall be necessary for Lessee’s use thereof.  Such premises may hereinafter be referred to as the “Premises.”

2.	TERM

2.1	Original Term

The term of this Lease shall be ten (10) years, commencing January 1, 2011 and ending at midnight December 31, 2021.

2.2          Additional Term

If this Lease has not been terminated and Lessee is not in default of any material provision of this Lease, Lessee shall have the option to extend this Lease for an additional term of ten (10) years, under the same terms and conditions as are provided in this Lease except that (a) there shall be no further right of renewal, and (b) the rent for such additional term shall be increased by a mutually agreed amount.  Lessee may exercise such option by giving notice to Lessor as provided herein no and no later than November 30, 2020.

2.3          Holding Over

If Lessee holds over in possession of the Premises after the expiration date of the original term or any additional term of this Lease and no new lease if executed, Lessor shall consider Lessee a month-to-month tenant, under the same terms and conditions, other than term, as are provided in this Lease and then in effect, including rent.

3.	RENT

3.1	Basic Rent

During the Original Term of this Lease, rent shall be computed on the basis of an annual charge per square foot of space within the building located on the premises, said building consisting of 25,951 square feet of space.  Rent shall be computed in accordance with the following schedule:

Year	Annual Rental Per Square Foot	Total Annual Rent
1	$3.95	$102,506
2	$3.95	$102,506
3	$4.20	$108,994
4	$4.20	$108,994
5	$4.50	$116780
6	$4.50	$116,780
7	$4.65	$120,672
8	$4.90	$127,160
9	$4.90	$127,160
10	$5.00	$129,755

The annual rent shall be paid in twelve (12) equal installments in advance on the first day of each month.

3.2	Property Taxes

(a) Upon receipt of each bill from the appropriate governmental taxing authority, Lessor shall pay the property tax and prepare and render to Lessee a statement for the same amount, which statement shall include a copy of such tax bill. Such amount shall be payable within fifteen (15) days after such statement shall have been received by the Lessee. The greater of $300.00 late fee or interest at an annualized rate of 12 percent shall apply if Lessee does not make such property taxes within fifteen (15) after such a statement has been rendered.

(b) Either Lessor or Lessee shall have the right to protest any increase in taxes or assessments or otherwise seek reduction therein, at its expense.

3.3	Method of Payment

All rent payments shall be made payable to Lessor and shall be sent to Lessor at 9932 Brookhill Circle, Twinsburg, OH 44087, unless Lessor shall direct otherwise by notice to Lessee.

4.	CONDITION OF PREMISES, REPAIRS, ALTERATIONS AND MAINTENANCE

4.1          Condition of Premises at Commencement of Term

Lessee has examined the Premises, knows their condition and accepts the Premises in their present condition.  Lessee acknowledges that Lessor has made no representations to Lessee as to the condition of the Premises prior to or at the execution of this Lease, and has promised no repairs or alterations.

4.2           Repairs and Maintenance

(a)           Lessor’s Repairs and Maintenance.  Lessor shall keep the foundation, outer walls, roof and structural portions of the Premises in good repair, exclusive of glass and exterior doors (except that Lessor shall not be obligated to make any repairs which are occasioned by the act or omission of Lessee, its agents, employees, invitees or licensees).  In addition, Lessor shall be responsible for the replacement (but not routine maintenance) of any HVAC equipment servicing the Premises and any major repair or replacement (but not routine sealing and striping) of the parking lot.  The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the reasonable discretion of Lessor. Lessor shall have no other obligation to maintain or repair the Premises or any portion thereof, or to furnish any services or facilities, or to make any alterations or improvements in the Premises.  The cost of repairs referenced in this Section 4.2(a) rendered necessary by the negligence or willful misconduct of Lessee or Lessee’s agents, employees, invitees or licensees, shall be reimbursed by Lessee to Lessor within thirty (30) days of Lessor’s written request.

(b)           Lessee’s Repairs and Maintenance.  Except as set forth in Section 4.2(a) hereof, at the sole cost and expense of Lessee and throughout the term of this Lease, Lessee shall keep and maintain the Premises in good order, condition, replacement and repair, in a clean, sanitary and safe condition in accordance with the laws, ordinances and regulations of all authorities which have jurisdiction over the Premises.  All repairs made by Lessee shall be performed in a good and workmanlike manner, and all items that Lessee shall replace during the term of this Lease shall be new and of equal or better quality, type and style than the item being replaced.  Lessee shall not permit any waste, damage or injury to the Premises. Lessee shall further keep the Premises clean, attractive and free of rubbish, rubble, debris, insects, rodents and other pests.

(c)           Lessee’s Right to Use Self Help.  In the event that Lessor fails to keep or perform any of its obligations set forth in Section 4.2(a) in a reasonable amount of time, then Lessee may perform such obligation at its own expense and offset the documented cost of such performance against any base rent, additional rent or any other amounts thereafter payable by Lessee under the Lease.

4.3	Condition of Premises at Termination of Lease

(a) Upon the expiration or other termination of this Lease, Lessee shall remove its goods and effects and those of all persons claiming under it from the Premises and shall deliver and yield the premises to Lessor in as good repair and condition as the Premises were at the commencement of the term of this Lease, except reasonable wear and tear and destruction as described in section 8 of the Lease for which Lessee is not obligated to make repairs.

(b) All improvements installed in the Premises by Lessee but not affixed to the building as permanent installations shall remain the property of Lessee.  Lessee may remove the same upon the termination of the Lease and shall repair to Lessor’s reasonable satisfaction or reimburse Lessor for any damage resulting from such removal.  All improvements affixed to the building with the intention to make them permanent installations, whether installed by Lessee or by Lessor, shall be the sole property of Lessor, and Lessee shall have no right to remove same.

5.	UTILITIES

Lessee shall pay all charges for the use of sewers, water, heat, light, fuel and other utilities relating to the Premises. Wherever possible, Lessee shall make all payments directly to the provider of the services; otherwise, Lessee shall promptly reimburse Lessor for all payments made directly by Lessor to the providers of such services.

6.	DAMAGE TO OR DESTRUCTION OF PREMISES

If the Premises should be damaged or destroyed by any cause Lessee shall not be entitled to terminate this Lease and Lessor shall, with reasonable speed, repair or rebuild the Premises so that they are restored to the same utility for the uses described herein that they had immediately prior to the happening of such damage or destruction, to the extend possible with the insurance proceeds paid to Lessor as a result of the damage or destruction.  During the period of time that Lessee is unable to occupy the Premises for its intended uses as described herein due to damage or destruction not caused, directly or indirectly, by the conduct of Lessee, its agents, employees, visitors or invitees, the basic rent (as set forth in Section 3.1) shall be reduced by an amount which bears the same ratio to the basic rent hereunder as the unusable square footage bears to the total number of square feet comprising the Premises.  In the event that the repair or rebuilding of the Premises, as described in this paragraph, is not completed within 180 days of the date the damage or destruction occurred, then Lessee may terminate the Lease by providing prior written notice to Lessor of its intention to terminate.

7.	EMINENT DOMAIN

7.1	Effect of Eminent Domain or Similar Proceeding

If all or any part of the Premises or building located thereon are appropriated or taken under the power of eminent domain by any public authority, or by an quasi-public authority, and as a result of such taking the Premises cannot be used for the purposes intended in the reasonable judgment of Lessor, or if Lessee is denied access to the Premises, then this Lease shall terminate, and the rent and any other sums payable by Lessee to Lessor under this Lease shall be prorated as of the date that possession is taken by such condemning authority. However, if  Lessor is able to remain on the land to restore the building or other improvements so that upon the completion of such improvements Lessee will be able to operate its business in a manner that is substantially consistent with its operations prior to the taking and is not materially adverse to such operations, then this Lease shall not terminate but the rent and other charges payable by Lessee to Lessor shall be adjusted upon a basis which shall be reasonable under the circumstances then existing, and the Lessor shall promptly commence and diligently proceed to restore the Premises to a complete architectural unit out of the proceeds received by Lessor for such taking.

7.2           Disposition of Award

 If there are any legal proceedings in connection with any taking referred to in this Section 7, each of the parties hereto shall make its own separate claim to the authority taking the Premises and each shall be entitled to a separate award or compensation granted to it as a result of prosecuting its claim.  Both Lessor and Lessee shall retain whatever rights are permitted them by law to oppose such taking or conveyance.  Lessee shall have the right to make a claim against the condemning authority, but not against Lessor, on account of interruption of Lessee’s business, moving and relocation expenses and for depreciation to and removal of Lessee’s trade fixtures.

7.3           Taking Not a Breach of Covenant of Quiet Enjoyment

 No taking shall operate as or be deemed an eviction of the Lessee or a breach of the Lessor’s covenants for quiet enjoyment.

7.4	Definition of “Taking”

As used in this Section 7, the term “taking” or “taken” shall include both condemnation and any voluntary conveyance in lieu of, or under threat of, condemnation.

8.	INSURANCE

8.1           Public Liability Insurance

 Lessee will obtain, at its expense, effective as of the commencement of its right to occupy the Premises, and will maintain so long as Lessee continues to occupy lease any part of the Premises, complete comprehensive liability insurance, under which Lessor will be named as an additional insured, the policy or policies to be in such form and issued by such company or companies as are satisfactory to Lessor, in the sum of One Million Dollars ($1,000,000.00) in the event of injury to one person or damage to property and Two Million Dollars ($2,000,000.00) in the event of injuries to more than one person or damage to property arising out of each occurrence for which a claim for damages may result.  A copy or copies thereof, or a certificate or certificates thereof, will be deposited with Lessor together with evidence of payment of the premiums thereon, within thirty (30) days after their issuance.

8.2	Contents

The insurance coverage of contents of the Premises belonging to Lessee, if such coverage is desired, shall be the sole responsibility of Lessee.

8.3	Fire, Extended Coverage and Similar Coverages

Lessee agrees to maintain insurance coverage, under which Lessor will be named as an additional insured, on all of the Premises against loss or damage by fire, flood, lightning, and such perils as are at this time comprehended within the term “Extended Coverage.”  Said insurance shall be in an amount equal to the replacement value of the Premises.  Such insurance shall be obtained and maintained at the sole responsibility and expense of Lessee.  A copy or copies thereof, or a certificate or certificates thereof, will be deposited with Lessor together with evidence of payment of the premiums thereon, within thirty (30) days after their issuance.

8.4	Additional Insured; Cancellation of Policies

Lessor shall be named as an additional insured party, as Lessor’s interest may appear, under Lessee’s policies of public liability insurance for the Premises.  Lessor shall be named as a loss payee, as Lessor’s interest may appear, under Tenant’s property insurance covering the improvements on the Premises.  Upon written request made by Lessor to Lessee, Lessor’s mortgagee shall also be named as an additional insured party, as its interest may appear, under all such policies maintained by Lessee. Lessee’s insurance coverages shall not be subject to cancellation or termination without at least thirty (30) days’ prior written notice to Lessor.

8.5	Waiver of Subrogation

Each party hereby waives all causes and rights of recovery which it has or may have or which may arise hereafter against the other party, its agents, officers and employees for any loss occurring to the leased premises, property or business (regardless of cause or origin, including the negligence of such other party, its agents officers and employees), resulting from any of the perils against which the damaged party is protected by fire, extended coverage, building and contents, business interruption, or other insurance, to the extend of any recovery upon such policies of insurance.  However, if said waiver should invalidate such policies of insurance in whole or in part, said waiver shall be void.  If additional premium should be charged for such a waiver provision, the party benefited by such waiver, upon the other party’s request, shall reimburse the other party for such additional premium.

9.	USE

9.1	General

(a) Lessee shall occupy and use the Premises as a factory, office and warehouse and for no other purpose, and in a careful, safe and proper manner and shall not commit or suffer any waste therein.  Lessee shall not occupy or use the Premises for any unlawful purpose, in violation of any lawful covenant or condition of record restricting the use of the Premises or in any way that would increase the premiums to be paid by Lessor for fire and extended coverage insurance affecting the Premises.  In its occupation and use of the Premises, Lessee shall comply with all laws, ordinances, rules, regulations, requirements and orders of all governmental authorities having jurisdiction over the Premises.

(b) If any such authority notifies Lessor of a violation of any such law ordinance or regulation, Lessor shall notify Lessee thereof, and Lessee shall have ten (10) days following such notice to commence to correct such violation and thirty (30) days to complete the corrective actions.  Failure by Lessee so to act within such ten (10 day period shall constitute a default for the purpose of this Lease.

(c) All excise taxes, license fees and charges for permits which may arise from the use or operation of the Premises or the conduct of any business thereon shall be payable by Lessee, and Lessee shall save Lessor harmless for all liability therefore.

9.2           Alterations and Improvements

(a) Upon obtaining Lessor’s written consent, Lessee may, at its expense, make such interior alterations and improvements (not including structural alterations) to the Premises as shall be necessary for its full use of the Premises consistent with this Lease, provided that no such alterations will materially decrease the value or marketability of the premises.  Lessor shall not unreasonably withhold such consent, if (i) the proposed alterations or additions shall not materially decrease the value or marketability of the Premises, (ii) Lessee provides Lessor with reasonably sufficient drawings and specifications of the work to be done and the materials to be furnished, and (iii) Lessee provides Lessor with sufficient security to assure that proper insurance and worker’s compensation coverage are in effect during the performance of the work and that the work will be completed free of liens against the Premises.  Such alterations and improvements shall be done in a good, workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.  In any event, if the cost of the proposed interior alterations and improvements is reasonably anticipated to be less than $10,000 in the aggregate, then Lessee will not be obligated hereunder to obtain Lessor’s prior written consent.

(b) Lessor may make such alterations and additions affecting the Premises as it might desire provided that: (1) the same shall not materially impair Lessee’s use of the Premises consistent with this Lease and, (2) Lessor shall have given prior notice of said alterations and additions to Lessee.

10.	DEFAULT

10.1           Events Constituting Default

   For the purpose of this Lease, “default” shall mean any of the following events: (a) an assignment made by Lessee for the benefit of creditors, or consent by Lessee to an appointment of a receiver or trustee of all or a substantial part of Lessee’s property; (b) the filing of an involuntary petition seeking the appointment of a receiver or trustee of all or a substantial part of its property, which proceeding is not dismissed or stayed within sixty (60) days from its entry; (c) failure by Lessee to pay an installment of rent within ten (10) days after it is due; (d) failure by Lessee to pay any other money obligation within ten (10) days after Lessor shall have given written notice that such rent or other obligation is past due; (e) failure by Lessee to perform or observe any other covenant or agreement under this Lease, which failure shall continue uncured for a period of thirty (30) days after delivery to Lessee of written notice thereof (provided, however, that Lessee’s failure to perform any such obligation which may not reasonably be cured within thirty (30) days shall not be considered a default if Lessee, within said thirty (30) day period, institutes efforts to cure said non-performance and diligently prosecutes said efforts to completion); or (f) the taking of the leasehold estate hereby created on execution or by other processes or operation of law.

10.2	Effect of Default

In the event of default, Lessor may at its option (a) terminate this Lease, or, without terminating this lease, terminate Lessee’s right to possession of the Premises under this Lease, (b) reenter the Premises with or without process of law, using such force as may be necessary and remove all persons and chattels therefrom, and Lessor shall not be liable for damages or otherwise by reason of such reentry, (c) sue for and collect (1) the whole amount of rent herein provided to be paid through the entire term of this Lease (including the unexpired portion thereof), in case of any event identified in paragraphs 11.1 (b) or (c) hereof; otherwise, the amount of rent owed by Lessee to Lessor as accrued when the action to collect same is brought, (2) all other sums for which Lessee shall be in default (including, but not limited to, those resulting from damage to the Premises, taxes and insurance) (3) the costs of preparing the Premises for re-rental (including, but not limited to, brokerage fees, advertising costs, and painting and repairing), and (4) reasonable attorney’s fees to the extend permitted by law, (d) cure any default relating to the condition of the Premises and obtain reimbursement of expense therefore from Lessee, or (e) employ any other remedy provided by law.  The foregoing remedies may be exercised individually or cumulatively at the option of the Lessor, and the exercise of any one shall not be deemed a waiver of Lessor’s right to exercise one or more additional remedies.  Except as provided in this Lease, Lessee waives the necessity of demand for rent and any other demand or notice that may now or hereafter be required by any statute, regulation or decision for the maintenance of any action in forcible entry and detainer.  The commencement of such an action by Lessor shall for the purpose of this Lease be equivalent to Lessor’s exercise of its right to reenter the Premises.

10.3	Wavier of Default

No waiver of any condition or covenant of this Lease by Lessor or Lessee shall be construed as constituting a waiver of any subsequent breach of any such condition or covenant or as justification or authorization for the breach of any other covenant or condition of this Lease, nor shall the acceptance of rent by Lessor at a time when Lessee is in default under any covenant or condition of this Lease by construed as a waiver of such default or of any of Lessor’s rights, including, but not limited to, the right to terminate this Lease on account of such default or as an estoppel against Lessor or be construed as an amendment to this Lease or as a waiver by Lessor of any other right created herein or by law in favor of Lessor and against Lessee on account of such default

11.	MECHANICS’ LIENS

The Lessee shall not permit any mechanics’, laborers’, materialmens’ or other liens to stand against the Premises for any labor, machinery, material or fuel furnished or claimed to have been furnished in connection with work of any character performed or claimed to have been performed on, or pertaining to the Premises solely for Lessee or under Lessee’s control, whether such work was performed or materials furnished prior to or subsequent to the commencement of the term of this Lease.  If any such lien shall be filed or shall attach, the Lessee shall promptly either pay the same or procure the discharge thereof by giving security or in such other manner as is required or permitted by law.  If Lessee fails to do so within thirty (30) days after receiving written notice from Lessor so to do, Lessor may procure the discharge of such lien, by payment or otherwise, and may recover all costs and expenses of so doing from Lessee.  Moreover, Lessee shall indemnify and defend Lessor from and against all claims, demands and legal proceedings on account of such furnishing or claimed furnishing of labor, machinery, material and fuel, and shall directly pay or reimburse Lessor for all costs and expenses thereof, including, but not limited to attorney’s fees (to the extend permitted by law), bond premiums and court costs.

12.	QUIET ENJOYMENT

                    Upon Lessee’s paying the rent and performing and observing the agreements and conditions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold, and enjoy the Premises during the term of this Lease without interference by Lessor or anyone claiming by, through or under Lessor.  However, Lessor shall not be liable for any damage or interference with use occasioned by or from (i) any plumbing, gas, water or other pipes bursting or leaking, or (ii) water, snow or ice entering the building, unless such damage is caused by Lessor’s gross negligence or willful misconduct.

13.	RIGHT OF ENTRY

Lessor, its agents and employees shall have the right, during Lessee’s working hours, and after reasonable notice to Lessee, to enter the Premises to view and inspect the same and to perform any work therein which may be required or permitted of Lessor hereunder; provided, however, that Lessor, its agents and employees shall in exercising such right not unreasonably interfere with the operation of Lessee’s business.  During the last six (6) months of the term (original or additional) of this Lease, or in the event of any default by Lessee, Lessor may enter the Premises, show the Premises to prospective tenants, and advertise on the Premises for such purposes.

14.	INDEMNITY

Lessor and Lessee (the “Indemnifying Party”) will each indemnify and defend the other (the “Indemnified Party”) from any and all claims, liabilities, damage or loss to persons (including loss of life) or property which may arise from the use of the Premises or from the conduct or management of or from any work or thing done in or about the Premises by or on behalf of the Indemnifying Party or any employee, agent, invitee or licensee of such Indemnifying Party, together with all costs, expenses and attorney’s fees incurred by the Indemnified Party in connection with any such claim, demand, or legal proceeding arising therefrom brought against the Indemnified Party.

15.	SUBORDINATION, ATTORNMENT AND NON-SISTURBANCE

15.1	Subordination and Attornment

This Lease shall, at Lessor’s option, be subject, subordinate and inferior in lien to a mortgage that may hereafter be placed on the Premises, and Lessee will, upon demand, without cost, execute any instrument necessary to effectuate such subordination.  If, within five (5) days after submission of such instrument, Lessee fails to execute same, Lessor is hereby authorized to execute same as attorney-in-fact, coupled with an interest, for Lessee.

15.2	Non-Disturbance

Lessor shall use its best efforts to produce from any such mortgage an agreement in writing in recordable form which shall be delivered to Lessee, providing in substance that so long as Lessee is not in default in the payment of rental or any other covenants or conditions of this Lease, the rights of the Lessee under this Lease shall not be terminated and the possession of the Lessee shall not be disturbed by the holder of any such mortgage and that upon change of ownership through foreclosure or otherwise the purchases shall not disturb Lessee’s peaceful possession for the Premises provided Lessee is to in default under this Lease.

15.3        Estoppel Certificate

Within ten (10) days after request therefore by Lessor, or in the event that upon any sale or assignment of the Premises and/or the land thereunder by Lessor an estoppel certificate shall be required from Lessee, Lessee agrees to deliver in recordable form, a certificate to any proposed mortgagee or purchaser, or to Lessor, certifying that this Lease is unmodified, and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Lessee) and the dates to which Rent and other charges have been paid.

16.	SECURITY DEPOSIT

Upon the execution of this Lease, Lessee shall deposit with Lessor a sum equal to one month’s rent.  Such sum shall be retuned to Lessee upon the expiration of this Lease (including additional term, if any) provided Lessee shall have fully and faithfully carried out all of the terms, conditions and covenants to be performed hereunder by Lessee.  If the event of a sale, subject to this Lease, the Lessor may transfer such deposit to the purchaser or its assignee for the account of Lessee.  Lessee shall thereupon release Lessor from all liability for the return of such deposit and shall look solely to such purchaser or assignee for the return of such deposit.  If Lessee exercises its right to purchase the Premises in accordance with this Lease, Lessor may apply the deposit provided for hereunder to the purchase price.

17.	ASSIGNMENT, SUBLESE AND CHANGE OF ORGANIZATION

17.1        Assignment and Sublease

Lessee shall not assign the Lease or any of its benefits or burdens under this Lease, or sublet all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by anyone other that Lessee unless Lessee first obtains Lessor’s prior written consent.  Lessor shall not unreasonably withhold such consent so long as the character and use of the Premises are not changed as a result of such assignment, subletting or permission, and if a substantial portion of the Premises is involved, so long as the assigner, sublessee or permitted is at least as financially responsible as Lessee.  Lessee shall be solely responsible for all brokers or finder’s fees which might be incurred in connection with such assignment, sublease or permission and shall indemnify and defend Lessor against all clams, loss and liability for such fees.

17.2	Change of Control

Lessee shall not terminate its existence, be a party to any merger or consolidation in which Lessee is not the surviving entity, or permit the change of identify of its principal officers responsible for the management of Lessee’s operations (each a “Change in Control”), without first having obtained Lessor’s consent.  Lessor shall not unreasonably withhold, delay or condition such consent.  Upon any such Change in Control to which Lessor does not consent, Lessor may, at its option, terminate this Lease upon ninety (90) days written notice to Lessee.

18.	NOTICES

All notices to Lessor shall be sent to 9932 Brookhill Circle, Twinsburg, OH 44087.  All notices to Lessee shall be sent to 1300 East Street, Fairport Harbor, Ohio 44077.  Either party may at any time change the address to which notice shall be sent by advising the other party in writing of such change.  Notice shall be sent by Certified Mail, Postage Prepaid, Return Receipt Requested, and any such notice shall be deemed given when mailed as provided in this section.

19.	PARTIES BOUND AND BENEFITED

This Lease shall bind and benefit the parties hereto, their successors, heirs and assigns.  The words “Lessor” and “Lessee” in this Lease shall be construed to include the parties named herein as Lessor and Lessee, respectively, and their respective successors, heirs and assigns.  This section shall not be construed to abridge, modify or remove the prohibitions or restriction on assignment, subleasing, permission to occupy or similar acts contained elsewhere in this Lease.

20.	RELATIONSHIP OF THE PARTIES

Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, or any relationship between the parties hereto other than that of Lessor and Lessee.

21.	MEMORANDUM OF LEASE

This Lease shall not be recorded, but, if requested by either party, a Memorandum of Lease, setting forth a description of the Premises, the term and any renewal rights hereof, and such other provisions hereof as may be required or appropriate for such purposes, excluding any reference to the rent payable hereunder may be recorded.  The cost of preparation and recording shall be borne by the party requesting same.  In addition, if requested by Lessor, Lessee shall execute a Discharge of the Memorandum of Lease, which will be held in escrow upon terms mutually acceptable to the parties.

22.           LESSOR’S LIABILITY

In the event of any alleged default of Lessor, Lessee shall not seek to secure any claim for damages or indemnification by any attachment, levy, judgment, garnishment or other security proceedings against any property of the Lessor other than the Lessor’s equity in the Premises. Lessor, as used herein, shall include any assignee or other successor of the original Lessor or its successors or assigns.

23.           PARTIAL INVALIDITY

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

24.           COUNTERPARTS

This Lease may be executed in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized corporate officers as of the day and year first above written.

By: /s/ Nicholas S. Tsengas
As to Lessor:	Nicholas S. Tsengas, Manager
SENK Properties, LLC

As to Lessee:	By: /s/ Scott R. Mendes
CFO Treasurer, OurPet’s Company

STATE OF OHIO	)
	)	SS:
COUNTY OF LAKE	)

The foregoing instrument was acknowledged before me this 30th day of December 2011, by Scott Mendes on behalf of OurPet’s Company, a Colorado Corporation.

Notary Public	/s/ Judith L. Swank

STATE OF OHIO	)
	)	SS:
COUNT OF SUMMIT	)

The foregoing instrument was acknowledged before me this 30th day of December 2011, by Nicholas S. Tsengas, Manager, on behalf of SENK Properties, LLC.

Notary Public	/s/ Judith L. Swank

Exhibit A

Legal Description

Permanent Parcel No.: 16-B-055-B-00-007-0
Permanent Parcel No.: 16-B-055-B-00-008-0
Permanent Parcel No.: 16-B-055-B-00-009-0

PARCEL NO. 1:
16-B-055-B-00-007-0

Situated in the City of Mentor, County of Lake and State of Ohio and known as being a part of Original Mentor Township, Lot No. 9, Tract No. 7 and bounded and described as follows:

Beginning in the centerline of Twinbrook Drive (formerly known as Brookside Road) at the Northeast corner of land conveyed to William M. and Johanne F. Taylor, as recorded in Volume 349, Page 351 of Lake County Deed Records;

Thence along the Easterly line of land of said Taylor, South 28° 54’ East (planning through an iron pipe stake at 30.58 feet), a distance of 448.10 feet to an iron pipe stake in the Northerly line of said New York Central Railroad right of way;

Thence along the Northerly line of said right of way, North 52° East, a distance of 98.2 feet to an iron pipe stake;

Thence by a line which bears North 28° 54’ West, a distance of 448.90 feet to the centerline of Twinbrook Drive (formerly known as Brookside Road);

Thence along the center of said road, South 52° 01’ West a distance of 98.40 feet to the place of beginning, and containing 1.0 acres of land as surveyed and described by R.C. Dillworth, Registered Surveyor No. 4215, Crabbs Surveying Service, be the same more or less but subject to all legal highways.

EXCEPTING THEREFROM that part conveyed to The Cleveland Electric Illuminating Company by deed dated February 12, 1965 and recorded in Volume 614, Page 368 of Lake County Records.

PARCEL NO. 2:
16-B-055-B-00-008-0

Situated in the City of Mentor, County of Lake an state of Ohio and known as being a part of Original Mentor Township, Lot No. 9, Tract No. 7 and bounded and described as follows:

Beginning at a point in a line drawn distant 20.00 feet Northwesterly from and parallel to the Northwesterly line of right of way of the New York Central Railroad, said point being the most Northeasterly corner of a 1.00 acre parcel of land conveyed to William Taylor and Johanne F. Taylor by deed dated September 6, 1946 and recorded in Volume 219, Page 133 of Lake County Deed Records, and being distant 628.50 feet South 52° 29’ West from the intersection of said 20.00 foot line with the Westerly line of a 1.00 acre parcel conveyed to Fannie Isabelle Jones by deed dated December 22, 1908 and recorded in Volume 45, Page 373 of Lake County Deed Records;

Thence North 26° 44’ West about 450.00 feet to a point in the centerline of Twinbrook Drive (formerly known as Brookside Road);

Thence North 52° 01’ East along said centerline of Twinbrook Drive (formerly known as Brookside Road) about 122.10 feet to a point, said point being the most Northwesterly corner of land conveyed to Eva E. Brooks, by deed dated June 3, 1948 and recorded in Volume 252, Page 37 of Lake County Records;

Thence South 28° 54’ East about 448.10 feet to a point in said 20.00 foot line, as aforesaid;

Thence South 52° 29’ West along said 20.00 foot line about 139.10 feet to the place of beginning, containing 1.32 acres of land, and being or intended to be, the same more or less, but subject to all legal highways.

EXCEPTING THEREFROM that part conveyed to The Cleveland Electric Illuminating Company by deed dated April 2, 1965 and recorded in Volume 617, Page 459 of Lake County Records.

PARCEL NO. 3:
16-B-055-B-00-009-0

Situated in the City of Mentor, County of Lake and State of Ohio and known as being a part of Original Mentor Township, Lot No. 9, Tract No. 7, and bounded and described as follows:

Beginning at a stake in a line 20 feet Northwesterly along the Northwesterly right of way of the Lake Shore & Michigan Southern Railroad.  Said point being North 52° 29’ East 318.00 feet from the intersection of said 20.00 foot line with the center of a proposed road, also 52° 29’ West 727-1/10 feet from the intersection of said 20.00 foot line with the Westerly line of one acre heretofore conveyed to Fanny Jones;

Thence North 26° 44’ 00” West, 449-2/10 feet to an iron stake at an angle in the proposed road (now known as Twinbrook Drive);

Thence North 52° 01’ East on the center of said proposed road (now known as Twinbrook Drive) 99-8/10 feet to an iron stake;

Thence South 26° 44’ East 450.00 feet to a stake in said 20 foot line;

Thence South 52° 29’ West on said 20.00 line 98-6/10 feet to the place of beginning, containing one acre of land, be the same more or less, but subject to all legal highways.

EXCEPTING THEREFROM that part conveyed to The Cleveland Electric Illuminating Company by said deed dated April 2, 1965 and recorded in Volume 617, Page 459 of Lake County Records.